Exhibit-3.3
AVAGO TECHNOLOGIES CANADA CORPORATION
BY-LAW NO. 1
ARTICLE 1
INTERPRETATION
Section 1.1 Definitions.
As used in this by-law, the following terms have the following meanings:
“Act” means the Canada Business Corporations Act and the regulations under the Act, all as amended, re-enacted or replaced.
“Authorized Signatory” has the meaning specified in Section 2.2.
“Corporation” means Avago Technologies Canada Corporation.
“person” means a natural person, partnership, limited partnership, limited liability partnership, corporation, limited liability corporation, joint stock company, trust, unincorporated association, joint venture or other entity or governmental entity, and pronouns have a similarly extended meaning.
“recorded address” means (i) in the case of a shareholder or other securityholder, the shareholder’s or securityholder’s latest address as shown in the records of the Corporation, (ii) in the case of joint shareholders or other joint securityholders, the address appearing in the records of the Corporation in respect of the joint holding or, if there is more than one address in respect of the joint holding, the first address that appears, and (iii) in the case of a director, officer or auditor, the person’s latest address as shown in the records of the Corporation or, if applicable, the last notice filed with the Director under the Act.
“show of hands” means a show of hands by persons present at the meeting, the functional equivalent of a show of hands by telephonic, electronic or other means of communication and any combination of such methods.
     Terms used in this by-law that are defined in the Act have the meanings given to such terms in the Act.
Section 1.2 Interpretation.
     The division of this by-law into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect its interpretation. Words importing the singular number include the plural and vice versa. Any reference in this by-law to gender includes all genders. In this by-law the words “including”, “includes” and “include” means “including (or includes or include) without limitation”.
Section 1.3 Subject to Act and Articles.
     This by-law is subject to, and should be read in conjunction with, the Act and the articles. If there is any conflict or inconsistency between any provision of the Act or the articles and any provision of this by-law, the provision of the Act or the articles will govern.
Section 1.4 Conflict With Unanimous Shareholder Agreement.
     If there is any conflict or inconsistency between any provision of a unanimous shareholder agreement and any provision of this by-law, the provision of such unanimous shareholder agreement will govern.
ARTICLE 2
BUSINESS OF THE CORPORATION
Section 2.1 Financial Year.
     The financial year of the Corporation ends on such date of each year as the directors determine from time to time.
Section 2.2 Execution of Instruments and Voting Rights.
     Contracts, documents and instruments may be signed on behalf of the Corporation, either manually or by facsimile or by electronic means, by (ii) any one of the directors or officers or (ii) any other person authorized by the directors (each an “Authorized Signatory”). Voting rights for securities held by the Corporation may be exercised on behalf of the Corporation by any one Authorized Signatory. In addition, the directors may, from time to time, authorize any person or persons (i) to sign contracts, documents and instruments generally on behalf of the Corporation or to sign specific contracts, documents or instruments on behalf of the Corporation and (ii) to exercise voting rights for securities held by the Corporation generally or to exercise voting rights for specific securities held by the Corporation. Any Authorized Signatory, or other person authorized to sign any contract, document or instrument on behalf of the Corporation, may affix the corporate seal, if any, to any contract, document or instrument when required.
     As used in this Section, the phrase “contracts, documents and instruments” means any and all kinds of contracts, documents and instruments in written or electronic form, including cheques, drafts, orders, guarantees, notes, acceptances and bills of exchange, deeds, mortgages, hypothecs, charges, conveyances, transfers, assignments, powers of attorney, agreements, proxies, releases, receipts, discharges and certificates and all other paper writings or electronic writings.

Section 2.3 Banking Arrangements.
     The banking and borrowing business of the Corporation or any part of it may be transacted with such banks, trust companies or other firms or corporations as the directors determine from time to time. All such banking and borrowing business or any part of it may be transacted on the Corporation’s behalf under the agreements, instructions and delegations and by the one or more officers and other persons, that the directors authorize from time to time. This paragraph does not limit in any way the authority granted under Section 2.2.
ARTICLE 3
DIRECTORS
Section 3.1 Number of Directors.
     If the articles specify a minimum and a maximum number of directors, the number of directors is, at any time, the number within the minimum and maximum determined from time to time by special resolution or, if a special resolution empowers the directors to determine the number, by the directors. No decrease in the number of directors will shorten the term of an incumbent director.
Section 3.2 Place of Meetings.
     Meetings of directors may be held at any place in or outside Canada.
Section 3.3 Calling of Meetings.
     The chair of the board, the president, the chief executive officer or any two or more directors may call a meeting of the directors at any time. Meetings of directors will be held at the time and place as the persons calling the meeting determine.
Section 3.4 Regular Meetings.
     The directors may establish regular meetings of directors. Any resolution establishing such meetings will specify the dates, times and places of the regular meetings and will be sent to each director.
Section 3.5 Notice of Meeting.
     Subject to this section, notice of the time and place of each meeting of directors will be given to each director not less than 24 hours before the time of the meeting. No notice of meeting is required for any regularly scheduled meeting except where the Act requires the notice to specify the purpose of, or the business to be transacted at, the meeting. Provided a quorum of directors is present, a meeting of directors may be held, without notice, immediately following the annual meeting of shareholders.
     The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.
Section 3.6 Waiver of Notice.
     A director may waive notice of a meeting of directors, any irregularity in a notice of meeting of directors or any irregularity in a meeting of directors. Such waiver may be given in any manner and may be given at any time either before or after the meeting to which the waiver relates. Waiver of any notice of a meeting of directors cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice.
Section 3.7 Quorum.
     A majority of the number of directors in office or such greater or lesser number as the directors may determine from time to time, constitutes a quorum at any meeting of directors. Notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.
Section 3.8 Meeting by Telephonic, Electronic or Other Communication Facility.
     A director may, if all the directors of the Corporation consent, participate in a meeting of directors by means of a telephonic, electronic or other communication facility. A director participating in a meeting by such means is deemed to be present at the meeting. Any consent is effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the directors.
Section 3.9 Chair.
     The chair of any meeting of directors is the first mentioned of the following officers that is a director and is present at the meeting:
(a)	the chair of the board; or

(b)	the president; or

(c)	a vice-president (in order of seniority).
If no such person is present at the meeting, the directors present shall choose one of their number to chair the meeting.
Section 3.10 Secretary.
     The corporate secretary, if any, will act as secretary at meetings of directors. If a corporate secretary has not been appointed or the corporate secretary is absent, the chair of the meeting will appoint a person, who need not be a director, to act as secretary of the meeting.

Section 3.11 Votes to Govern.
     At all meetings of directors, every question shall be decided by a majority of the votes cast. In case of an equality of votes, the chair of the meeting is not entitled to a second or casting vote.
Section 3.12 Remuneration and Expenses.
     The directors may determine from time to time, the remuneration, if any, to be paid to a director for his or her services as a director. The directors are also entitled to be reimbursed for travelling and other out-of-pocket expenses properly incurred by them in attending directors meetings, committee meetings and shareholders meetings and in the performance of other duties of directors of the Corporation. The directors may also award additional remuneration to any director undertaking special services on the Corporation’s behalf beyond the services ordinarily required of a director by the Corporation.
     A director may be employed by or provide services to the Corporation otherwise than as a director. Such a director may receive remuneration for such employment or services in addition to any remuneration paid to the director for his or her services as a director.
ARTICLE 4
COMMITTEES
Section 4.1 Committees of Directors.
     The directors may appoint from their number one or more committees and delegate to such committees any of the powers of the directors except those powers that, under the Act, a committee of directors has no authority to exercise.
Section 4.2 Proceedings.
     Meetings of committees of directors may be held at any place in or outside Canada. At all meetings of committees, every question shall be decided by a majority of the votes cast on the question. Unless otherwise determined by the directors, each committee of directors may make, amend or repeal rules and procedures to regulate its meetings including: (i) fixing its quorum, provided that quorum may not be less than a majority of its members; (ii) procedures for calling meetings; (iii) requirements for providing notice of meetings; (iv) selecting a chair for a meeting; and (v) determining whether the chair will have a deciding vote in the event there is an equality of votes cast on a question.
     Subject to a committee of directors establishing rules and procedures to regulate its meetings, Sections 3.2 to 3.11 inclusive apply to committees of directors, with such changes as are necessary.

ARTICLE 5
OFFICERS
Section 5.1 Appointment of Officers.
     The directors may appoint such officers of the Corporation as they deem appropriate from time to time. The officers may include any of a chair of the board, a president, a chief executive officer, one or more vice-presidents, a chief financial officer, a corporate secretary and a treasurer and one or more assistants to any of the appointed officers. No person may be the chair of the board unless that person is a director.
Section 5.2 Powers and Duties.
     Unless the directors determine otherwise, an officer has all powers and authority and will perform all functions and duties that are incident to his or her office. An officer will have such other powers, authority, functions and duties that are prescribed or delegated, from time to time, by the directors, or by other officers if authorized to do so by the directors. The directors or authorized officers may, from time to time, vary, add to or limit the powers and duties of any officer.
Section 5.3 Chair of the Board.
     If appointed, the chair of the board will preside at all directors meetings and shareholders meetings. The chair of the board will have such other powers and duties as the directors determine.
Section 5.4 President.
     If appointed, the president of the Corporation will have general supervision of the business and affairs of the Corporation. The president will have such other powers and duties as the directors determine. Subject to Section 3.10 and Section 7.9, during the absence or disability of the corporate secretary or the treasurer, or if no corporate secretary or treasurer has been appointed, the president will also have the powers and duties of the office of corporate secretary and treasurer, as the case may be.
Section 5.5 Corporate Secretary.
     If appointed, the corporate secretary will have the following powers and duties: (i) the corporate secretary will give or cause to be given, as and when instructed, all notices required to be given to shareholders, directors, officers, auditors and members of committees of directors; (ii) the corporate secretary will attend at and be the secretary of all meetings of directors, shareholders, and committees of directors and shall have the minutes of all proceedings at such meetings entered in the books and records kept for that purpose; and (iii) the corporate secretary will be the custodian of any corporate seal of the Corporation and of all books, papers, records, documents, and instruments belonging to the

Corporation, except when another officer or agent has been appointed for that purpose. The corporate secretary will have such other powers and duties as the directors or the president of the Corporation determine.
Section 5.6 Treasurer.
     If appointed, the treasurer of the Corporation will have the following powers and duties: (i) the treasurer will ensure that the Corporation prepares and maintains adequate accounting records in compliance with the Act; (ii) the treasurer will also be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; and (iii) at the request of the directors, the treasurer will render an account of all the treasurer’s transactions and of the financial position of the Corporation. The treasurer will have such other powers and duties as the directors or the president of the Corporation determine.
Section 5.7 Removal of Officers.
     The directors may remove an officer from office at any time, with or without cause. Such removal is without prejudice to the officer’s rights under any employment contract with the Corporation.
ARTICLE 6
PROTECTION OF DIRECTORS, OFFICERS AND OTHERS
Section 6.1 Limitation of Liability.
     Subject to the Act and other applicable law, no director or officer is liable for (i) the acts, omissions, receipts, failures, neglects or defaults of any other director, officer or employee; (ii) joining in any receipt or other act for conformity; (iii) any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation; (iv) the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested; (v) any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited; or (vi) any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation to his office.
Section 6.2 Indemnity.
     The Corporation will indemnify any director or officer of the Corporation, any former director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director of officer, or in a similar capacity, of another entity to the fullest extent permitted by the Act. The Corporation is authorized to execute agreements in favour of any of the foregoing persons evidencing the terms of the indemnity. Nothing in this by-law limits the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.
Section 6.3 Insurance.
     The Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 6.2 against such liabilities and in such amounts as the directors may determine and as are permitted by the Act.
ARTICLE 7
SHAREHOLDERS
Section 7.1 Calling Annual and Special Meetings.
     Any two or more of the directors and each of the chair of the board, the president and the chief executive officer have the power to call annual meetings of shareholders and special meetings of shareholders. Annual meetings of shareholders and special meetings of shareholders will be held on the date and at the time and place in Canada as the persons calling the meeting determine.
Section 7.2 Electronic Meetings.
     Meetings of shareholders may be held entirely by means of telephonic, electronic or other communications facility that permits all participants to communicate adequately with each other during the meeting. The directors may establish procedures regarding the holding of meetings of shareholders by such means.
Section 7.3 Notice of Meetings.
     If the Corporation is not a distributing corporation, the time period to provide notice of the time and place of a meeting of shareholders is not less than 48 hours and not more than sixty (60) days before the meeting.
     The accidental omission to give notice of any meeting of shareholders to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.
Section 7.4 Waiver of Notice.
     A shareholder, a proxyholder, a director or the auditor and any other person entitled to attend a meeting of shareholders may waive notice of a meeting of shareholders, any irregularity in a notice of meeting of shareholders or any irregularity in a meeting of shareholders. Such waiver may be waived in any manner and may be given at any time either before or after the meeting to which the waiver relates. Waiver of any notice of a meeting of shareholders cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice.
Section 7.5 Representatives.
     No representative of a shareholder that is a body corporate or an association will be recognized unless (i) a certified copy of the resolution of the directors or governing body of the body corporate or association, or a certified copy of an extract from the by-laws of the body corporate or association, authorizing the representative to represent the body corporate or association is deposited with the Corporation, or (ii) the authorization of the representative is established in another manner that is satisfactory to the corporate secretary or the chair of the meeting.
Section 7.6 Persons Entitled to be Present.
     The only persons entitled to be present at a meeting of shareholders are those persons entitled to vote at the meeting, the directors, the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only with the consent of the chair of the meeting or the persons present who are entitled to vote at the meeting.
Section 7.7 Quorum.
     A quorum of shareholders is present at a meeting of shareholders if the holders of not less than 51% of the shares entitled to vote at the meeting are present in person or represented by proxy, irrespective of the number of persons actually present at the meeting.
Section 7.8 Proxies.
     A proxy shall comply with the requirements of the Act and other applicable law and will be in such form as the directors may approve from time to time or such other form as may be acceptable to the chair of the meeting at which the instrument of proxy is to be used. A proxy will be acted on only if it is deposited with the Corporation or its agent prior to the time specified in the notice calling the meeting at which the proxy is to be used or, if no time is specified in the notice, it is deposited with the corporate secretary or the chair of the meeting or any adjournment of the meeting prior to the time of voting.
Section 7.9 Chair, Secretary and Scrutineers.
     The chair of any meeting of shareholders is the first mentioned of the following officers that is a shareholder or a director and is present at the meeting:
(a)	the chair of the board;

(b)	the president; or

(c)	a vice-president (in order of seniority).
If no such person is present at the meeting, the persons present who are entitled to vote shall choose a director who is present, or a shareholder who is present, to chair the meeting.
     The corporate secretary, if any, will act as secretary at meetings of shareholders. If a corporate secretary has not been appointed or the corporate secretary is absent, the chair of the meeting will appoint a person, who need not be a shareholder, to act as secretary of the meeting.
     If desired, the chair of the meeting may appoint one or more persons, who need not be shareholders, to act as scrutineers at any meeting of shareholders. The scrutineers will determine the number of shares held by persons entitled to vote who are present at the meeting and the existence of a quorum. The scrutineers will also receive, count and tabulate all ballots, determine the result of a vote by ballot, and do such acts as are necessary to conduct the vote in an equitable manner. The decision of a majority of the scrutineers shall be conclusive and binding upon the meeting and a declaration or certificate of the scrutineers will be conclusive evidence of the facts declared or stated in it.
Section 7.10 Procedure.
     The chair of a meeting of shareholders will conduct the meeting and determine the procedure to be followed at the meeting. The chair’s decision on all matters or things, including any questions regarding the validity or invalidity of a form of proxy or other instrument appointing a proxy, shall be conclusive and binding upon the meeting of shareholders.
Section 7.11 Manner of Voting.
     Subject to the Act and other applicable law, any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot on the question is required or demanded. Subject to the Act and other applicable law, the chair of the meeting may require a ballot or any person who is present and entitled to vote may demand a ballot on any question at a meeting of shareholders. The requirement or demand for a ballot may be made either before or after any vote on the question by a show of hands. A ballot will be taken in the manner the chair of the meeting directs. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. The result of such ballot shall be the decision of the shareholders upon the question.
     In the case of a vote by a show of hands, each person present who is entitled to vote has one vote. If a ballot is taken, each person present who is entitled to vote is entitled to the number of votes that are attached to the shares which such person is entitled to vote at the meeting.

Section 7.12 Votes to Govern.
     Any question at a meeting of shareholders shall be decided by a majority of the votes cast on the question unless the articles, the by-laws, the Act or other applicable law requires otherwise. In case of an equality of votes either when the vote is by a show of hands or when the vote is by a ballot the chair of the meeting is not entitled to a second or casting vote.
Section 7.13 Adjournment.
     The chair of any meeting of shareholders may, with the consent of the persons present who are entitled to vote at the meeting, adjourn the meeting from time to time and place to place, subject to such conditions as such persons may decide. Any adjourned meeting is duly constituted if held in accordance with the terms of the adjournment and a quorum is present at the adjourned meeting. Any business may be considered and transacted at any adjourned meeting which might have been considered and transacted at the original meeting of shareholders.
ARTICLE 8
SECURITIES
Section 8.1 Form of Security Certificates.
     Subject to the Act, security certificates will be in the form that the directors approve from time to time or that the Corporation adopts.
Section 8.2 Transfer of Shares.
     No transfer of a security issued by the Corporation will be registered except upon (i) presentation of the security certificate representing the security with an endorsement which complies with the Act, together with such reasonable assurance that the endorsement is genuine and effective as the directors may require, (ii) payment of all applicable taxes and fees and (iii) compliance with the articles of the Corporation. If no security certificate has been issued by the Corporation in respect of a security issued by the Corporation, clause (i) above may be satisfied by presentation of a duly executed security transfer power, together with such reasonable assurance that the security transfer power is genuine and effective as the directors may require.
Section 8.3 Lien for Indebtedness.
     If the articles provide that the Corporation has a lien on shares registered in the name of a shareholder or the shareholder’s personal representative for a debt of that shareholder to the Corporation, such lien may be enforced, subject to applicable law, as follows:
(a)	where such shares are redeemable pursuant to the articles, by redeeming such shares and applying the redemption price to the debt;

(b)	by purchasing such shares for cancellation for a price equal to the book value of such shares and applying the proceeds to the debt;

(c)	by selling such shares to any third party whether or not such party is at arm’s length to the Corporation for the best price which the directors in their sole discretion consider to be obtainable for such shares and applying the proceeds to the debt;

(d)	by refusing to permit the registration of a transfer of such shares until the debt is paid; and

(e)	by any other means permitted by law.
ARTICLE 9
PAYMENTS
Section 9.1 Payments of Dividends and Other Distributions.
     Any dividend or other distribution payable in cash to shareholders will be paid by cheque or by electronic means or by such other method as the directors may determine. The payment will be made to or to the order of each registered holder of shares in respect of which the payment is to be made. Cheques will be sent to the registered holder’s recorded address, unless the holder otherwise directs. In the case of joint holders, the payment will be made to the order of all such joint holders and, if applicable, sent to them at their recorded address, unless such joint holders otherwise direct. The sending of the cheque or the sending of the payment by electronic means or the sending of the payment by a method determined by the directors in an amount equal to the dividend or other distribution to be paid less any tax that the Corporation is required to withhold will satisfy and discharge the liability for the payment, unless payment is not made upon presentation, if applicable.
Section 9.2 Non-Receipt of Payment.
     In the event of non-receipt of any payment made as contemplated by Section 9.1 by the person to whom it is sent, the Corporation will issue re-payment to such person for a like amount. The directors may determine, whether generally or in any particular case, the terms on which any re-payment may be made, including terms as to indemnity, reimbursement of expenses, and evidence of non-receipt and of title.
Section 9.3 Unclaimed Dividends.
     To the extent permitted by law, any dividend or other distribution that remains unclaimed after a period of 6 years from the date on which the dividend has been declared to be payable is forfeited and will revert to the Corporation.

ARTICLE 10
MISCELLANEOUS
Section 10.1 Notices.
     Any notice, communication or document required to be given, delivered or sent by the Corporation to any director, officer, shareholder, auditor or other person is sufficiently given, delivered or sent if delivered personally, or if delivered to the person’s recorded address, or if mailed to the person at the person’s recorded address by prepaid mail, or if otherwise communicated by electronic means permitted by the Act. The directors may establish procedures to give, deliver or send a notice, communication or document to any director, officer, shareholder, auditor or other person by any means of communication permitted by the Act or other applicable law. In addition, any notice, communication or document may be delivered by the Corporation in the form of an electronic document; provided that the requirements of applicable law in respect of such document and its delivery have been complied with.
Section 10.2 Notice to Joint Holders.
     If two or more persons are registered as joint holders of any security, any notice will be addressed to all such joint holders but notice addressed to one of them constitutes sufficient notice to all of them.
Section 10.3 Computation of Time.
     In computing the date when notice must be given when a specified number of days’ notice of any meeting or other event is required, the date of giving the notice is excluded and the date of the meeting or other event is included.
Section 10.4 Persons Entitled by Death or Operation of Law.
     Every person who, by operation of law, transfer, death of a securityholder or any other means whatsoever, becomes entitled to any security, is bound by every notice in respect of such security which has been given to the securityholder from whom the person derives title to such security. Such notices may have been given before or after the happening of the event upon which they became entitled to the security.
ARTICLE 11
EFFECTIVE DATE
Section 11.1 Effective Date.
     This by-law comes into force when made by the directors in accordance with the Act.

     This by-law was made by resolution of the directors on September 21, 2005.

/s/ Adam Herbert Clammer

Name: Adam Herbert Clammer
Office: Secretary
     This by-law was confirmed by ordinary resolution of the shareholder on September 21, 2005.

/s/ Adam Herbert Clammer

Name: Adam Herbert Clammer
Office: Secretary